                                                Wachovia Asset Securitization, Inc.
                                             Asset-Backed Notes, Series 2002-HE1
                                                      Statement to Securityholder                                                          Distribution Date: 01/25/05

                                               Original       Beginning                                            Unpaid                              Ending
                                Certificate   Certificate     Certificate                                          Principal       Total             Certificate
      Class            Cusip       Rate        Balance          Balance                Interest      Principal     Amount     Distribution            Balance

         A           929759AA6  2.787500%    950,000,000.00  617,535,342.66          1,386,667.04  18,093,915.19     0.00     19,480,582.23        599,441,427.47

Factors per Thousand                                           650.03720280           1.45964952     19.04622652                20.50587603          630.99097628

  Certificate           n/a     0.000000%        0.00        14,790,408.18           945,431.58         0.00         0.00      945,431.58           14,752,541.74

     Totals                                 950,000,000.00  617,535,342.66         2,332,098.62    18,093,915.19    0.00      20,426,013.81      599,441,427.47

                                                                           - Page 1 -

                                                                                    Bond Interest Information

                                                 Type of                   Accrual                                  Moody's            S&P              Fitch
     Class               Cusip                 Certificate                   Period                    LIBOR     Original Rating* Original Rating* Original Rating*

       A             929759AA6              Senior/Variable                  29/360                   2.41750%         Aaa AAA n/a

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated September 25, 2002

                                                                                                   - Page 2 -

                              Bond Interest Information

           Current          Current                  Current      Outstanding          Cumulative
Class   Interest Due    Interest Shortfall      Shortfall Paid  Shortfall to be Paid Interest Shortfall

 A       1,386,667.04         0.00                    0.00            0.00                 0.00

                                            - Page 3 -

                     Collection Activity

Interest
Interest Collected                          2,675,332.66
(Additional Balance Interest)                   0.00
(Relief Act Shortfalls)                         0.00

Total Interest Collected                    2,675,332.66

Principal
Principal Collected                        31,775,970.42
Net Liquidation Proceeds                        0.00
Substitute Adjustment Amount                    0.00
Other Principal Collected                       0.00
(Additional Balance Increase)                   0.00
(Draw Amounts)                             (13,682,055.23)

Total Principal Collected                  18,093,915.19

Additional Funds
Interest Earnings from the Funding Account      0.00
Draws from the Policy                           0.00
Yield Maintenance Payment                       0.00

Total Additional Funds Collected                0.00

Total Available Collections                20,769,247.85

                             - Page 4 -

                   Collateral Information

Periodic Information
Beginning Collateral Balance               632,325,750.84
Ending Collateral Balance                  614,193,969.21
Current Liquidation Loss Amounts             39,073.97
Cumulative Liquidation Loss Amounts         921,916.47
Gross WAC                                      4.970%
Net WAC                                        5.135%
WAM                                             204
AGE                                              29
Gross CPR                                    46.136%
Net CPR                                      29.417%
Draw Rate                                    23.088%

Original Information
Collateral Balance                         870,082,662.00
Number of Loans                                21,319
Gross WAC                                      4.818%
WAM                                             233

Overcollateralization Information
Overcollateralization Target Amount        14,662,298.86
Beginning Overcollateralization Amount     14,790,408.18
Ending Overcollateralization Amount        14,752,541.74
Overcollateralization Increase                  0.00
Overcollateralization Decrease               37,866.44

                             - Page 5 -

              Additional Account Activity

                    Funding Account

Beginning Balance                        0.00

Interest Earnings                        0.00

Deposits                                 0.00

Withdrawals                              0.00

Ending Balance                           0.00

                      Delinquency Information

Delinquent:                  #                   $          %

              30-59 Days     29            2,040,807.63   0.332%
              60-89 Days     10            536,958.69     0.087%
             90-119 Days     2             356,908.38     0.058%
             120-149 Days    2             194,867.88     0.032%
             150-179 Days    3              94,677.54     0.015%
              180+ Days      6             412,298.86     0.067%

                Total        52           3,636,518.98    0.592%

Foreclosure:                 #                   $          %

                             11            702,128.59     0.114%

REO:                         #                   $          %

                             0                 0.00       0.000%

                              - Page 7 -

                                               Miscellaneous Reporting Items

                        Fees                                                         Additional Information

Servicing Fee                      263,469.06           3 Largest Mortgage Loan Balances                         0.00
Enhancer Premium                   79,764.98            Additional Balances created during the first
Indenture Trustee Expenses           0.00                Rapid Amortization Period                               0.00
                                                        Additional Balance Increase Amount payable
Total Fees                         343,234.04            to Certificateholders                                   0.00
                                                        Additional Balance Increase Amount payable
                                                         from Principal Collections                              0.00
                                                        Cumulative Liquidation Loss Amount %                   0.106%
                                                        Cumulative Subsequent Mortgage Loans                     0.00
                Amortization Period                     Deficiency Amount                                        0.00
                                                        Draws from Policy not yet Reimbursed                     0.00
Revolving (Yes / No)                   No               Percentage Interest Class A                            100.0%
Managed Amortization (Yes / No)       Yes               Stepdown Cumulative Loss Test Met? (Yes / No)             Yes
Rapid Amortization (Yes / No)          No               Stepdown Date Active (Yes / No)                            No
                                                        Stepdown Delinquency Test Met? (Yes / No)                 Yes

                                                         - Page 8 -